Exhibit 10.14

SHARE SUBSCRIPTION AGREEMENT

BY AND BETWEEN

Amira Nature Foods Ltd

AND

Amira Pure Foods Private Limited

SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT (“Agreement”) is executed at [•] on this [•] day of [•], 2012 by and among:

AMIRA NATURE FOODS LTD, a company incorporated and registered under the provisions of the Republic of Mauritius, acting through its authorized signatory Mr. [•], authorized by resolution dated [•], having its registered office at [•], Mauritius (“Acquirer”, which expression shall unless repugnant to the context or meaning thereof include its successors in interest, representatives and nominees) of the FIRST PART;

AND

AMIRA PURE FOODS PRIVATE LIMITED, a company incorporated and registered under the provisions of the Companies Act, 1956, acting through its authorized signatory Mr. [•], authorized by resolution dated [•], having its registered office at B-1/E-28, Mohan Co-operative Industrial Estate, Mathura Road, New Delhi 110044, India (“Company”, which expression shall unless repugnant to the context or meaning thereof include its successors in interest, representatives and nominees) of the SECOND PART;

The Acquirer and the Company are individually referred to as “Party” and collectively referred to as “Parties”.

WHEREAS:

A.                                    The Company is a private limited company in India, engaged in the business of processing and selling food products, including basmati and other specialty rice. The present issued and paid-up share capital of the Company aggregates to 12,979,975 fully paid up equity shares of par value 10 each, amounting to ` 129,799,750.

B.                                    The Acquirer is a company in Mauritius, and seeks to subscribe to [•] equity shares of face value ` 10 each, of the Company, representing [not less than 50.1%] of the fully diluted equity share capital of the Company (“Shares”).

C.                                    Accordingly, on the basis of the representations, warranties and covenants made by the Parties to each other and other good and valuable consideration (the adequacy of which is hereby mutually acknowledged) as recorded in this Agreement, the Parties are entering into this Agreement to record the terms and conditions governing the issuance of the Shares to the Acquirer.

NOW, THEREFORE, IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

For the purposes of this Agreement, in addition to the terms defined in the description of Parties to this Agreement and the Recitals above, whenever used in this Agreement, unless repugnant to the meaning or context thereof, the following expressions shall have the following meanings:

“Acquirer” has the meaning assigned to it in paragraph 1 of the description of the Parties above;

“Agreement” means this Share Subscription Agreement and all instruments supplemental to or amending, modifying or confirming this Agreement in accordance with the provisions of this Agreement;

“Applicable Law(s)” means all applicable laws, bye-laws, statutes, rules, regulations, orders, ordinances, notifications, protocols, treaties, codes, guide-lines, policies, notices, directions, writs, injunctions, judgments, decrees or other requirements or official directive of any court of competent authority or of any competent governmental authority or person acting under the authority of any court of competent authority or of any competent governmental authority of the Republic of India, whether in effect on the date of this Agreement or thereafter;

“Business Day” means any day of the week (excluding Saturdays, Sundays and public holidays) on which commercial banks are open for business in India and Mauritius;

“Closing” means the completion, fulfilment and execution in entirety of the actions required to be completed on the Closing Date as provided in Clause 5;

“Closing Date” has the meaning assigned to it in Clause 5.1;

“Company” has the meaning assigned to it in paragraph 2 of the description of the Parties above;

“Consideration” has the meaning assigned to it in Clause 3.1;

“Dispute” has the meaning assigned to it in Clause 9.2;

“Disputing Parties” has the meaning assigned to it in Clause 9.2;

“Encumbrances” means any mortgage, pledge, equitable interest, assignment by way of security, conditional sales contract, hypothecation, right of other Persons, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge, commitment, restriction or limitation of any nature whatsoever, including restriction on use, voting rights, transfer, receipt of income or exercise of any other attribute of ownership, right of set-off, any arrangement (for the purpose of, or which has the effect of, granting security), or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same;

“Party(ies)” has the meaning assigned to it in the preamble to this Agreement;

“Person(s)” means any individual, sole proprietorship, unincorporated association, body corporate, corporation, company, partnership, limited liability company, joint venture, governmental authority or trust or any other entity or organization that may be treated as an entity under Applicable Laws;

“Rupees” and “`” shall mean the lawful currency of India; and

“Shares” has the meaning assigned to it in Recital B.

1.2                               Interpretation

1.2.1                     References to this Agreement or to any other instrument shall be a reference to this Agreement or that other instrument as amended, varied, novated, or substituted from time to time.

1.2.2                     The headings in this Agreement are for ease of reference only and shall not affect the interpretation or construction of this Agreement.

1.2.3                     References to Recitals and Clauses are references to recitals and clauses of this Agreement.

1.2.4                     Words importing the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and the neuter gender and vice versa.

1.2.5                     Any references to a “company” shall include a body corporate.

1.2.6                     The words “include”, “including” and “in particular” shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words.

1.2.7                     References to a person shall be construed so as to include an:

(a)         individual, firm, partnership, trust, company, corporation, body corporate, unincorporated body, association, organisation, any government, or state or any agency of a government or state, or any local or municipal authority or other governmental body (whether or not in each case having separate legal personality); and

(b)         that person’s successors in title and assigns or transferees permitted in accordance with the terms of this Agreement; and

1.2.10             References to a person’s representatives shall be to its officers, employees, sub-contractors, agents and other duly authorized representatives.

1.2.11             References to statutory provisions shall be construed as references to those provisions as are respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date of this Agreement) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.2.12             All warranties, representations, indemnities, covenants, guarantees, stipulations, undertakings, agreements and obligations given or entered into by more than one person are given or entered into severally unless otherwise specified.

1.2.13             In the event that the date on which any act or obligation specified in this Agreement to be performed falls on a day which is not a Business Day, then the date on which the act or obligation is to be effected or performed shall take place on the next Business Day.

2.                                     SUBSCRIPTION TO AND ISSUANCE OF THE SHARES

Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and allot the Shares to the Acquirer, free and clear of all Encumbrances, and the Acquirer hereby agrees to subscribe to and receive the entire right, title and interest in the Shares on the Closing Date.

3.                                      PAYMENT & OTHER OBLIGATIONS

3.1.                            The issuance of the Shares by the Company to the Acquirer shall be for a price per Share of [•], such that the aggregate consideration payable by the Acquirer shall be [•] (“Consideration”). This price per Share has been calculated in accordance with the Foreign Exchange Management (Transfer or Issue of Security by a Person Resident outside India) Regulations 2000 and the Circular 1 of 2012 on consolidated foreign direct investment policy issued by the Government of India, and such price has been certified as the fair valuation for the Shares by a SEBI registered category-I merchant banker and a chartered accountant as per the discounted free cash flow method, pursuant to their letters dated [•] and [•], respectively.

3.2.                            The Consideration shall be discharged by the Acquirer subject to Applicable Law, by means of transfer of funds through normal banking channels or by debit to the NRE/FCNR account maintained with an authorised dealer/bank, provided that the Company shall intimate the Acquirer in writing of the details of the bank account(s) in which the Consideration is required to be transferred.

4.                                      COVENANTS OF THE COMPANY

The Company shall take all necessary steps required under Applicable Laws to consummate the transactions contemplated under this Agreement, including but not limited to obtaining all corporate authorizations and making all necessary filings with the Reserve Bank of India, in the prescribed form and within the stipulated time, in order to fulfill reporting requirements prescribed under Applicable Law, including filing of the forward inward remittance certificate and Form FC-GPR through the authorised dealer.

5.                                      CLOSING MECHANISM

5.1                               Closing shall take place on or about [•], 2012, or such other date as may mutually agreed between the Acquirer and the Company in writing (“Closing Date”), provided that such date shall not be later than the expiry of thirty (30) days from the date of this Agreement, i.e. not later than [•], 2012, at the offices of the Company or such other address as the Parties may agree.

5.2                               On the Closing Date, the following actions shall occur in the following order:

(i)             The Acquirer shall remit the Consideration to the Company in accordance with Clause 3;

(ii)          The Company shall convene a meeting of its board of directors, or a duly authorised committee thereof, at which resolutions shall be passed for issuance and allotment of the Shares to the Acquirer and certain persons will be authorised to perform all actions to effect such resolution, including but not limited to making necessary entries in the Company’s register of members to record the issuance of the Shares in the name of the Acquirer and undertake all other actions that may be required under the memorandum of association and articles of association of the Company or any Applicable Law for the time being in force, for the consummation of the transaction contemplated in this Agreement; and

(a)         The Company shall deliver the duly executed and stamped share certificates evidencing the Shares (the stamp duty expenses in respect of which shall be borne by the Acquirer) to the Acquirer.

5.3                               The Company shall extend all necessary cooperation to the Acquirer, including execution of documents, deeds and undertakings, as required in respect of the issuance of the Shares by the Company to the Acquirer, in accordance with the terms of this Agreement.

6.                                      REPRESENTATIONS AND WARRANTIES

6.1                               Each Party hereby severally represents and warrants to the other Party as follows:

6.1.1                     It is duly incorporated and validly existing and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement, in accordance with its terms;

6.1.2                    This Agreement constitutes a legal, valid and binding obligation on the Party, enforceable against it in accordance with its terms;

6.1.3                     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated under this Agreement will (a) contravene, violate or result in a breach or default under any provision of Applicable Law; (b) conflict with or result in the breach of any provision of its memorandum or articles of association or other charter documents, as applicable; or (b) result in a default under or give rise to any right of termination, cancellation or acceleration or require any consent of any third party under the terms of any agreement, instrument or obligation to which a Party or any of its properties or assets may be bound, except where any such necessary consent or waiver has been duly obtained by the relevant Party; or (c) result in a Party becoming the subject matter of any suit, attachment, acquisition, requisition or court proceedings, either civil or criminal or formal or informal, either directly or indirectly, whether pending or threatened, which could reasonably be expected to restrict, prohibit or prevent it from fulfilling its obligations set out in this Agreement.

6.1.4                     All representations and warranties made by the Party in this Agreement are valid and subsisting as on the date of this Agreement, and shall continue to be valid and subsisting as on the Closing Date, as if they were made on such date; and

6.2                               In addition to the representations and warranties contained in Clause 6.1, the Company hereby represents and warrants to the Acquirer that the Shares shall be duly and validly issued by it, free from any Encumbrances, and no other party has or shall have any claim, right or interest in respect of the Shares.

6.3                               Each of the representations and warranties shall be construed as a separate representation, warranty, covenant or undertaking, as the case may be, and shall not be limited by the terms of any other representation or warranty or by any other term of this Agreement.

7.                                      INDEMNITY

7.1                               Each Party hereby undertakes to indemnify, and to keep indemnified, the other Party and its affiliates against all losses or liabilities (including any loss of profit, loss of reputation, damages, claims, demands, proceedings, costs, expenses, penalties and legal and other professional fees and costs) which may be suffered or incurred by any of them and which arise on account of or in connection with a material breach or non-observance of the terms of this Agreement, including any breach or non-

observance of any representation or warranty made by such Party in this Agreement, or any such representation or warranty being found to misleading or untrue.

7.2                               Notwithstanding anything contained in Clause 7.1, no Party shall be liable to the other Party for any indirect or consequential damages in any manner or form arising from this Agreement, irrespective of whether such liability may be based on contract or tort (including negligence) or otherwise.

8.                                      MISCELLANEOUS

8.1                               Expenses

Each of the Parties shall pay their respective taxes, legal, accounting and other professional advisory fees and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement.

8.2                               Term & Expiration

8.2.1                     On the occurrence of the Closing on the Closing Date, this Agreement shall automatically terminate without any further action being required by any Party, provided that this Agreement may be terminated at any time prior to the Closing, subject to mutual agreement between each of the Parties in writing.

8.2.2                     This Agreement shall automatically terminate in its entirety, without requiring any further action by any Party, if the Closing has not taken place on or before [•], 2012, and all the rights and obligations of the Parties shall be deemed to have terminated.

8.2.3                     Notwithstanding anything to the contrary set forth above, Clauses 6, 7, 8 and 9 shall survive the expiration or termination of this Agreement.

8.3                               Further Assurances

The Parties shall, with reasonable diligence, do all such things and provide all reasonable assurances as may be required to consummate the transactions contemplated by this Agreement in the manner contemplated herein, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

8.4                               Notices

Any notices, requests, demands or other communication required or permitted to be given under this Agreement shall be written in English and delivered in person, or sent by courier or by certified or registered mail, postage prepaid or transmitted by facsimile and properly addressed as follows:

(i)        In case of notices to the Acquirer, to:

Name: [•]

Address: [•]

Attention: [•]

Facsimile: [•]

(ii)       In case of notices to the Company, to:

Name: Amira Pure Foods Private Limited

Address: 54, Prakriti Marg, M.G. Road, New Delhi 110030, India

Attention: Company Secretary

Facsimile: +91 11 4605 7570

or at such other address as the Party to whom such notices or other communication is to be given shall have last notified the other Party in the manner provided in this Clause, but no such change of address shall be deemed to have been given until it is actually received by the Party sought to be charged with the knowledge of its contents. Any notice, request, demand or other communication delivered to the Party to whom it is addressed as provided in this Clause shall be deemed to have been given and received on the day of its receipt at such address.

8.5                               Entire Understanding

This Agreement constitutes the whole agreement between the Parties and supersedes any previous written or oral agreements between the Parties in relation to the matters dealt with in this Agreement.

8.6                               Assignment

No Party may assign and transfer any of its rights under this Agreement in whole or in part without the written consent of the other Party.

8.7                               Amendments

No amendment, supplement, modification or clarification to this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the Parties to this Agreement.

8.8                               Waiver, Rights and Remedies

No failure of delay by any Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, power or remedy under this Agreement shall preclude the exercise of any other right, power or remedy under this Agreement by that Party. Without limiting the foregoing, no waiver by any Party of a breach by the other Party of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision of this Agreement.

8.9                               Severability

If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, such invalidity or enforceability shall attach only to such provision or the applicable part of such provision and the remainder of this Agreement shall remain in full force and effect.

8.10                        Exclusivity

During the term of this Agreement, no Party shall, directly or indirectly, enter into any negotiation, transaction, arrangement, understanding or scheme of any nature with anyone other than the other Party in relation to the transaction with respect to the Shares provided for in this Agreement. The Parties further agree not to pursue, for the term of this Agreement, any transaction or opportunity that would preclude or frustrate the purpose of the transaction with respect to the Shares under this Agreement.

9.                                      GOVERNING LAW; ARBITRATION

9.1                               Governing Law & Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Republic of India. The courts in New Delhi shall have exclusive jurisdiction over any disputes arising out of or in connection with this Agreement.

9.2                               Arbitration

In the event a dispute arises out of or in connection with the validity, interpretation, implementation or alleged breach of this Agreement (“Dispute”), the parties to such Dispute (“Disputing Parties”) shall attempt in the first instance to resolve such Dispute through amicable negotiations. If the Dispute is not resolved through negotiations within seven Business Days after commencement of discussions (or such longer period as the Disputing Parties may agree to in writing), any Disputing Party may by notice in writing to each of the other Disputing Parties, refer the Dispute for resolution by binding arbitration under the LCIA Rules (“Rules”), which Rules are deemed to be incorporated by reference into this clause, provided that in the event of conflict between the Rules and this Clause 9.2, the latter shall prevail. The arbitration shall be conducted by a panel of three arbitrators at London, United Kingdom, in the English language. The claimant in any such arbitration shall appoint one arbitrator and the respondent in such arbitration shall appoint one arbitrator. The two arbitrators so appointed shall jointly appoint a third arbitrator. Notwithstanding the power of the arbitrators to grant interim relief, the Disputing Parties shall have the power to seek appropriate interim relief from the courts of India. The arbitration shall be governed by the Arbitration and Conciliation Act, 1996 as amended (“Act”), and the procedure to be followed shall be as laid out in the Act.

IN WITNESS WHEREOF, the Parties have entered into this Agreement the day and year first above written.

By and on behalf of Amira Nature Foods Ltd	By and on behalf of Amira Pure Foods Private Limited

Authorized Signatory	Authorized Signatory
Name:	Name:
Designation:	Designation:
Date:	Date:

Witnessed by:	Witnessed by:

Name:	Name:
Address:	Address:
Date:	Date: